EXHIBIT 23.1

[PORTER KEADLE MOORE, LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 31, 2003 accompanying the consolidated financial statements included in the Annual Report of Decatur First Bank Group, Inc. on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Decatur First Bank Group, Inc. on Form S-8, effective August 11, 2000 (file no. 33-43590),

PORTER KEADLE MOORE, LLP
/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
March 25, 2003